EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Instil Bio, Inc., dated as of April 1, 2021, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

CPMG, INC.

By:	/s/ John Bateman
	Name:	John Bateman
	Title:	Chief Operating Officer

R. KENT MCGAUGHY, JR.

/s/ R. Kent McGaughy, Jr.

April 1, 2021